                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 1 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 13, 2002

                                      /s/ Richard C. Seaver
                                      ------------------------------------------
                                      Richard C. Seaver


                                      RICHARD C. SEAVER LIVING TRUST
                                      DATED JULY 31, 1991


                                      By:      /s/ Richard C. Seaver
                                         ---------------------------------------
                                               Richard C. Seaver, Trustee